EXHIBIT 99.1

Amarantus Enters into Letter of Intent to Merge Diagnostics Business Unit into Avant Diagnostics

SAN FRANCISCO and SCOTTSDALE, Ariz., Jan. 19, 2016 (GLOBE NEWSWIRE) --Amarantus Bioscience Holdings, Inc.(OTCQX:AMBS), a biotechnology company developing products in Regenerative Medicine, Neurology and Orphan diseases, today announced that it has entered into a Letter of Intent (the "LOI") to merge its wholly-owned subsidiary Amarantus Diagnostics into Avant Diagnostics (OTCQB:AVDX). Under the terms of the agreement, upon execution of definitive agreements, Avant shall issue to Amarantus 80 million shares of common stock of Avant Diagnostics, representing approximately 45% of the combined company's common stock, and 10 million additional shares of common stock upon achievement of certain sales milestones. Amarantus shall have the right to appoint two directors to the Avant Board of Directors, and will assist Avant in bolstering its product development and commercialization resources to accelerate the monetization of the combined company's product pipeline. The transaction is expected to be finalized in the second quarter of 2016, and is subject to customary closing conditions.

The merger creates an exciting opportunity to progress highly valuable diagnostic assets in the areas of oncology and neurology. The combined assets have as their common element the potential to provide early and actionable information to physicians and researchers in disease areas that previously yielded results of limited value by harnessing the power of biomarkers based in the immune system. Bringing these assays to market in a standalone diagnostics-focused entity has the potential to improve the practice of medicine by providing new proprietary diagnosis and monitoring tools for oncologists and neurologists:

1. Avant Diagnostics' OvaDx® immuno-oncology diagnostic assay is a protein-based test, potentially representing a significant improvement in the screening and diagnosis for ovarian cancer. OvaDx offers the possibility to make a clear improvement to the current diagnostic standard that generates over $2B in sales annually by substantially improving the accuracy of diagnosis, and allowing for a more effective therapeutic triaging and intervention strategy. Longer term, the assay could become a much-needed early screening tool for all women as part of a standard screening paradigm. It is estimated that the market opportunity for OvaDx is $50M annually as a diagnostic test for ovarian cancer, and this opportunity would expand to over $2B annually if it were to be approved as a generalized screening and/or monitoring tool.

2. Amarantus Diagnostics' MSPrecise® neuroimmunology-based next-gen sequencing diagnostic assay for multiple sclerosis (MS) offer a potentially highly accurate and actionable result that will substantially improve upon the high mis-diagnosis rate of this degenerative disease. Improving the diagnostic accuracy rate in MS will be a key driver to more effective therapeutic strategies that will reduce costs for payers and improve outcomes for patients.  The potential market opportunity for MSPrecise as a diagnostic for multiple sclerosis is over $200M annually, and could increase to over $1B if it were to be approved as a monitoring tool to measure the efficacy of drug treatment.

3. Amarantus Diagnostics' LymPro Test® neuroimmunology-based flow cytometry assay for Alzheimer's disease (AD), offers an early, accurate, and scalable diagnostic result for physicians seeking to provide the best information and treatment plan for patients from the earliest stages of this devastating disease. AD diagnosis is another indication, along with MS, that suffers from a high misdiagnosis rate. AD costs the US healthcare system approximately $200B in direct costs per year, and these costs are expected to exceed $1.2T by 2050. The estimated market opportunity for LymPro is over $100M annually in a CLIA-diagnostic setting, and this opportunity would expand to over $3B if it were to be approved as a generalized screening test for patients at their initial Medicare enrollment visit. LymPro is already being made available to the AD research and development community under an Investigational Use Only (IUO) designation via a services agreement between Amarantus and Icon Central Laboratories.

1

"After exploring numerous avenues for implementing Avant's OvaDx® development and commercialization strategy, it is clear that combining Avant's and Amarantus' diagnostic assets and core competencies form a platform that provides maximum value to our collective shareholders," said Gregg Linn, President & CEO of Avant. "The collective diagnostic assets will create a truly unique opportunity to implement our respective missions of saving and enhancing lives through early detection of disease in oncology and neurology.  The combined companies will enjoy additional benefits by creating a unique platform to showcase the power diagnostics have to reduce costs and improve outcomes in the healthcare system."

"We are extremely pleased to have found the appropriate partner with whom to merge our diagnostics business unit," said Gerald E. Commissiong, President & CEO of Amarantus. "We believe that combining these state-of-the-art technologies with a deep understanding of chronic disease rooted in immunology will produce a world-class diversified immuno-oncology and neuroimmunology focused diagnostic company able to deliver actionable information to physicians seeking to provide the most tailored treatment options for patients, while also assisting the research community in developing new medicines for these devastating disorders."

Concurrent with this announcement, Amarantus Diagnostics has entered into an agreement with a Maryland-based CLIA laboratory to house its assays in preparation for CLIA-enabling validation studies. Upon closing of the merger transaction, Avant Diagnostics will take over this agreement and be positioned to complete the development of OvaDx in that CLIA-certified facility.

About Avant Diagnostics, Inc.

Avant Diagnostics (OTCQB:AVDX) is a medical diagnostic technology company that specializes in large panel biomarker tests. Our first test, OvaDx®, is proposed for use in monitoring women diagnosed previously with ovarian cancer. OvaDx® is a sophisticated microarray-based test that measures the activation of the immune system in blood samples in response to ovarian tumor cell development. Pre-clinical research studies with OvaDx®indicate high sensitivity and specificity for all types and stages of ovarian cancer including stage IA-IV borderline serous, clear cell, endometrioid, mixed epithelial, mucinous, serous, and ovarian adenocarcinoma. Upon FDA 510(k) clearance, Avant intends to sell or license OvaDx®. Avant intends to utilize its public company stage to expand its portfolio of diagnostic tests in the future.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (OTCQX:AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of Neurology, Regenerative Medicine and Orphan diseases. The Company has an exclusive worldwide license to intellectual property rights associated with Engineered Skin Substitute (ESS), an autologous full thickness skin replacement product in development for the treatment of adult severe burns, currently preparing to enter Phase 2 clinical studies. The Company is currently evaluating human clinical data from previously conducted studies in pediatric severe burns and Congenital Giant Hairy Nevus to support clinical development expansion into those areas.  ESS has achieved Orphan Drug Designation (ODD) in the area of severe burns, and is seeking ODD status for additional serious dermatologic indications. AMBS also has development rights to eltoprazine, a small molecule currently in clinical development for Parkinson's disease levodopa-induced dyskinesia, an orphan disorder, with the potential to expand into adult ADHD and Alzheimer's aggression. AMBS owns the intellectual property rights to a therapeutic protein known as mesencephalic astrocyte-derived neurotrophic factor (MANF) and is developing MANF as a treatment for orphan ophthalmic disorders, initially in retinitis pigmentosa (RP) and retinal artery occlusion (RAO). AMBS also owns the technology platform that led to MANF's discovery (PhenoGuard™), and which can be used to identify novel neurotrophic factors.

AMBS' Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing-based test for identifying patients with relapsing-remitting multiple sclerosis at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, (developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig), and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro).

For further information please visitwww.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

2

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Amarantus Investor and Media Contact:
Ascendant Partners, LLC
Fred Sommer
732-410-9810
fred@ascendantpartnersllc.com

Avant Investor and Media Contacts:
Goal Capital Inc.
Danny Gravelle
Tel 949-305-5093
contact@goalcapital.net

Source: Avant Diagnostics, Inc.

Released January 19, 2016

3